                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                                INCONTROL, INC.
                                      AT
                               $6 NET PER SHARE
                                      BY
                          PEGASUS ACQUISITIONS CORP.
                    AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                              GUIDANT CORPORATION
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       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 14, 1998, UNLESS THE OFFER IS
                                  EXTENDED.

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                                                                August 17, 1998

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated August 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Pegasus Acquisitions Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Guidant Corporation, an Indiana corporation ("Parent"), to purchase all of the outstanding shares of common stock, $.01 par value (the "Shares"), of InControl, Inc., a Delaware corporation (the "Company"), at a purchase price of $6 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares are not immediately available or who cannot deliver their certificates and all other required documents to the depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instruction as to whether you wish to have us tender, on your behalf, any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $6.00 per Share, net to the seller in cash, without interest.

    2. The Offer is subject to there being validly tendered and not properly withdrawn prior to the Expiration Date a majority of the outstanding Shares (on a fully diluted basis) and certain other conditions. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase.

    3. The Offer is being made for all of the outstanding Shares.

    4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, September 14, 1998, unless the Offer is extended.

    6. The board of directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, advisable and in the best interests of, the Company and its stockholders; has approved the Merger Agreement (as defined in the Offer to Purchase), the Shareholder Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Merger Agreement and the Shareholder Agreement, including the Offer and the Merger; and recommends that the Company's stockholders accept the Offer and tender all of their Shares pursuant thereto.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in Section 3 to the Offer to Purchase) with respect to) such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment to all tendering stockholders may not be made at the same time depending upon when certificates for Shares or Book-Entry Confirmation with respect to Shares are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed herewith. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                                INCONTROL, INC.

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated August 17, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Pegasus Acquisitions Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Guidant Corporation, to purchase all outstanding shares of common stock, par value $.01 per share ("Shares"), of InControl, Inc., a Delaware corporation.

  This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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 Number of Shares to be Tendered*: ___________________________________________

 Date: _______________________________________________________________________

 _____________________________________________________________________________
                                   SIGN HERE

 Signature(s): _______________________________________________________________

 (Print Name(s)): ____________________________________________________________

 (Print Address(es)): ________________________________________________________

 Account Number: _____________________________________________________________

 (Area Code and Telephone Number(s)): ________________________________________

 (Taxpayer Identification or Social Security Number(s): ______________________
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                  THIS FORM MUST BE RETURNED TO THE BROKERAGE
                         FIRM MAINTAINING YOUR ACCOUNT

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